UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 4, 2009

AMERICAN ITALIAN PASTA COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-13403	84-1032638
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Identification Employer No.)

4100 N. Mulberry Drive, Suite 200, Kansas City, Missouri	64116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(816) 584-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sale of Equity Securities.

On March 4, 2009, American Italian Pasta Company (the “Company”) issued to Alvarez & Marshal, LLC (“A&M”) 387,482 shares of the Company’s Class A Convertible Common Stock upon the cashless exercise by A&M of a warrant to purchase 472,671 shares of Class A Convertible Common Stock (the “A&M Warrant”).  The A&M Warrant was issued on March 10, 2006, pursuant to a Letter Agreement between the Company and A&M dated September 28, 2005, as amended March 10, 2006, and provided an exercise price of $5.67 per share.  Pursuant to the cashless exercise provisions of the A&M Warrant, A&M surrendered the right to purchase the remaining 85,189 shares under the A&M Warrant.  The Company received no other consideration upon the exercise of the A&M Warrant.  The exercise of the A&M Warrant resulted in the issuance by the Company of more than 1% of its outstanding shares of Class A Convertible Common Stock in unregistered transactions since the filing of the Company’s Form 10-Q on February 11, 2009.

As of March 4, 2009, following the issuance of the 387,482 shares, the Company had outstanding 20,904,124 shares of common stock (exclusive of treasury shares).

The Company’s issuance of the 387,482 shares of its Class A Convertible Common Stock upon exercise of the A&M Warrant that is described above in this Section 3.02 was exempt from registration under the Securities Act of 1933 pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2009	AMERICAN ITALIAN PASTA COMPANY

	By:	/s/ Robert W. Schuller
Robert W. Schuller
Executive Vice President and General Counsel